UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 5, 2015, Jonah Harris was promoted to the position of Chief Technology Officer of the Company. The material terms of the employment agreement between Mr. Harris and the Company, effective as of October 5, 2015 (the “Agreement”), reflecting his position as the Chief Technology Officer of the Company are summarized below.

Term

The term of the Agreement shall be until October 5, 2016. The term of the Agreement shall automatically renew for one-year periods unless the Company gives written notice to Mr. Harris at least 60 days prior to the end of the initial one-year term or any one-year renewal period. Should the Company decide to terminate the Agreement at the end of the initial one-year term or any one-year renewal period, and if Mr. Harris is (i) willing and able to continue performing the services under terms similar to those under the Agreement, (ii) the Company does not offer Mr. Harris continued employment on terms substantially similar to those in the Agreement and (iii) the termination is other than for Cause (as defined in the Agreement and summarized below), death, disability or resignation by Mr. Harris without Good Reason (as defined in the Agreement and summarized below), then the termination shall be considered an involuntary termination under the Agreement.

Compensation and Benefits

Mr. Harris will receive an initial base salary of $257,930, subject to adjustment pursuant to the Company’s performance review policies for senior executives or an overall Company compensation reduction. Mr. Harris shall be entitled to participate in all short-term and long-term incentive programs established by the Company, at the levels that the chief executive officer or compensation committee of the board determines. Mr. Harris shall be eligible for annual incentive compensation with a target amount equal to 30% of his base salary. No minimum incentive is guaranteed. Mr. Harris will be entitled to participate in the Company’s employee retirement and welfare benefit plans and programs made available to the Company’s senior level executives as a group, as such plans and programs may be in effect from time to time.

Equity Grants

On October 5, 2015, Mr. Harris received a stock option to purchase 75,000 shares of Company common stock with an exercise price of $1.60, which was the closing price of the Company’s common stock on October 5, 2015. One third of the options will vest on the first anniversary of the grant date and the remaining two-thirds in substantially equal installments on a monthly basis over the following two years, subject to Mr. Harris’s continued employment with the Company. In addition, Mr. Harris received on October 5, 2015, a restricted stock award of 100,000 shares of Company common stock, which will vest in full on the third anniversary of the grant date, subject to Mr. Harris’s continued employment on the vesting date.

Termination of Employment

The Company may terminate Mr. Harris’s employment at any time without Cause and Mr. Harris may resign from his employment with the Company for Good Reason. If Mr. Harris’s employment is terminated without Cause (including a termination as a result of the Company’s decision not to renew the Agreement for a reason other than Cause, death or disability or Mr. Harris’s resignation without Good Reason) or with Good Reason, and if Mr. Harris executes and does not revoke a release of claims, he will be entitled to (1) one year’s base salary, paid in installments, and (2) any amounts earned, accrued or owing but not yet paid under the Agreement through the date of termination and any benefits due in accordance with the terms of the applicable benefit plans and programs. If Mr. Harris’s employment is terminated by the Company for Cause, or on account of Mr. Harris’s death or disability, or by Mr. Harris voluntarily without Good Reason, all payments under the Agreement shall cease and Mr. Harris will receive any amounts earned, accrued or owing but not yet paid under the Agreement through the date of termination and he will be entitled to any benefits due in accordance with the terms of the applicable benefit plans and programs.

As defined in the Agreement, “Cause” generally means, unless, to the extent capable of being cured, it is cured within 30 days after notice from the board of directors of the Company, Mr. Harris’s (i) commission of a felony, (ii) refusal or failure to perform his duties to the Company, (iii) commission of an act of dishonesty, breach of trust or other engagement is misconduct in the performance of his duties, (iv) engagement in public conduct that is harmful to the Company, (v) breach of a written non-solicitation, non-competition, non-disclosure or invention assignment agreement or any other agreement between the Company and Mr. Harris or (vi) breach of the Company’s written conduct of business conduct and ethics. As defined in the Agreement, “Good Reason” generally means, without Mr. Harris’s consent, the occurrence of one or more of the following: (a) a material diminution of Mr. Harris’s authority, duties or responsibilities, (b) a material change in the geographic location of where Mr. Harris must perform services, (c) a material diminution in Mr. Harris’s base salary (other than an overall reduction in compensation affecting other senior executives), (d) a material diminution of the authority, duties or responsibilities of Mr. Harris’s supervisor and (e) any action or inaction that constitutes a material breach by the Company of the Agreement, provided that Mr. Harris gives the Company notice of the event or condition constituting Good Reason within 60 days of the first occurrence of such event or condition and the Company fails to cure such event or condition within 30 days after receiving notice.

Any severance benefits paid are intended to be exempt from Section 409A of the Internal Revenue Code and are instead of, rather than in addition to, any payments under any severance plan or similar program applicable to employees of the Company.

Upon Mr. Harris’s termination of employment for any reason, he shall immediately resign from all boards of directors of the Company, any affiliates and any other entities for which he serves as a representative of the Company.

Clawback

Mr. Harris will be subject to any compensation clawback, recoupment and anti-hedging policies that may be applicable to him as an executive of the Company, as in effect from time to time and approved by the board of directors or a committee thereof.

Restrictive Covenants

Mr. Harris has entered into the Company’s standard Confidential Information and Invention Assignment Agreement. In addition, during Mr. Harris’s employment with the Company and for the period of 12 months after Mr. Harris’s termination of employment, Mr. Harris shall not, directly or indirectly, in any territory or market in which the Company does business, or to Mr. Harris’s knowledge has plans to do business, render any material services or engage in any business that competes in any material respect with the business of the Company. During Mr. Harris’s employment and at any time after the termination of Mr. Harris’s employment, Mr. Harris will not directly or indirectly, publicly or privately, make, publish or solicit or encourage others to make, publish or solicit, any disparaging statements, comments, announcements or remarks concerning the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: October 9, 2015	By:	/s/ Geoffrey Cook
	Name:	Geoffrey Cook
	Title:	Chief Executive Officer